Exhibit 99.2

OPKO Health to Announce 2017 Third Quarter Financial Results on November 8, 2017

MIAMI (November 3, 2017) – OPKO Health, Inc. (NASDAQ: OPK) plans to announce its operating and financial results for the three and nine months ended September 30, 2017, after the close of the U.S. financial markets on Wednesday, November 8, 2017.

OPKO’s senior management will provide a business update and discuss its financial results in a conference call and live audio webcast beginning at 4:30 p.m. Eastern time on Wednesday, November 8, 2017.

Conference Call & Webcast Information

WHEN: Wednesday, November 8, 2017 at 4:30 p.m. Eastern time.

DOMESTIC DIAL-IN: (866) 634-2258

INTERNATIONAL DIAL-IN: (330) 863-3454

PASSCODE: 8399217

WEBCAST: http://investor.opko.com/events.cfm

For those unable to participate in the live conference call or webcast, a replay will be available beginning November 8, 2017 two hours after the close of the conference call. To access the replay, dial (855) 859-2056 or (404) 537-3406. The replay passcode is: 8399217. The replay can be accessed for a period of time on OPKO’s website at http://investor.opko.com/events.cfm.

About OPKO Health, Inc.

OPKO Health is a diversified healthcare company that seeks to establish industry leading positions in large, rapidly growing markets. Our diagnostics business includes BioReference Laboratories, the nation’s third largest clinical laboratory with a core genetic testing business and a 400 person sales and marketing team to drive growth and leverage new products, including the 4Kscore® prostate cancer test and the Claros® 1 in office immunoassay platform. Our pharmaceutical business features RAYALDEE®, an FDA approved treatment for SHPT in stage 3-4 CKD patients with vitamin D insufficiency (launched in November 2016), VARUBI® for chemotherapy induced nausea and vomiting (oral formulation launched by partner TESARO and IV formulation recently FDA approved), OPK88003, a once weekly oxyntomodulin for type 2 diabetes and obesity that is a clinically advanced drug candidate among the new class of GLP-1 glucagon receptor dual agonists, and OPK88004, a selective androgen receptor modulator being developed for benign prostatic hyperplasia and other urologic and metabolic conditions. Our biologics business includes hGH-CTP, a once weekly human growth hormone injection (in phase 3 and partnered with Pfizer), and a long acting Factor VIIa drug for hemophilia in phase 2a. We also have production and distribution assets worldwide, multiple strategic investments and an active business development strategy. More information is available at www.opko.com.

CONTACTS

Company

OPKO Health, Inc.

David Malina, 305-575-4137

dmalina@opko.com

Director of Investor Relations

Investors

LHA Investor Relations

Anne Marie Fields, 212-838-3777

afields@lhai.com

or

Bruce Voss, 310-691-7100

bvoss@lhai.com

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